Exhibit 6.6

Form of Membership Interest Purchase Agreement

by and among

McQueen Labs Series LLC – Series [  ] - [  ],

[  ] – [MONTANA LLC]

and

[  ]

i

Exhibit A	Membership Interest Assignment

ii

Membership Interest Purchase Agreement

Dated as of [  ]

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of the date first set forth above (the “Execution Date”) by and between (i) McQueen Labs Series LLC – Series [  ] - [  ] (“Buyer”), a registered series of McQueen Labs Series, LLC, a Delaware series limited liability company; (ii) [  ], a [Montana] [limited liability company] (the “Company”); and (iii) [  ] (“Seller”). Each of the Company and Seller may be referred to collectively herein as the “Seller Parties” and, separately, as a “Seller Party”. Each of Buyer and each Seller Party may be referred to herein collectively as the “Parties” and, separately as a “Party”.

WHEREAS, at the Closing (as defined below), Buyer agrees to acquire from Seller all of the membership interests of the Company (the “Membership Interests”), and currently held by Seller in exchange for the payment of certain consideration as set forth herein; and

WHEREAS, the Company will become a wholly owned subsidiary of Buyer;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I. Definitions and Interpretations

Section 1.01 Definitions. In addition to the other terms defined herein, the following terms, as used herein, have the following meanings

(a)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim, or assessment for Taxes or otherwise.

(b)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(c)	“Closing Date” means the date that the Purchase Price is paid from the Buyer to the Seller, which shall be no later than twelve months from the Execution Date.

(d)	“Code” means Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(e)	“Contract” means all contracts, agreements, leases (including equipment leases, car leases and capital leases, licenses, commitments, client contracts, statements of work), sales and purchase orders and similar instruments, whether oral or written.

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(f)	“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” having correlative meanings; and provided that, without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a ten percent (10%) Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(g)	“Derivatives” means any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the Equity Securities of a Person or obligating such Person to issue or sell any of its Equity Securities, including, without limitation any simple agreements for future equity or any similar agreements or instruments.

(h)	“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors’ rights generally and (b) general principles of equity.

(i)	“Equity Security” means, with respect to any Person, (a) any capital stock or similar security, (b) any security convertible into or exchangeable for any security described in clause (a), (c) any option, warrant, or other right to purchase or otherwise acquire any security described in clauses (a), (b), or (c), and, (d) any “equity security” within the meaning of the Exchange Act.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)	“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

(l)	“Knowledge of Seller” means the knowledge, after and assuming due inquiry, of Seller or of any director or executive officer of the Company, after and assuming due inquiry.

(m)	“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

(n)	“Liabilities” means any liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, or expense.

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(o)	“Lien” means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income, or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(p)	“Material Adverse Effect”, with respect to any Person, means any event, occurrence, fact, condition, or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of such Person, or (b) the ability of such Person to consummate the Transactions on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economies or securities or financial markets in general; (ii) changes, conditions, or effects that generally affect the industries in which such Person operates; (iii) any change, effect ,or circumstance resulting from an action required or permitted by this Agreement; or (iv) conditions caused by acts of terrorism or war (whether or not declared); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), or (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect on a subject Person has occurred to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person compared to other participants in the industries in which such Person conducts its business.

(q)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by a Governmental Authority.

(r)	“Ordinary Course of Business” means, with respect to any Person, the ordinary and usual course of normal day-to-day operations of the business of such Person consistent with past custom and practice; provided, however, that in no event shall any breach of Law or violation of any permits, approvals, licenses, permits, consents, authorizations, qualifications, orders and certificates from Governmental Authorities necessary to conduct the business of such Person be considered ordinary or usual course of normal day-to-day operations of the business of such Person.

(s)	“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(t)	“Permitted Lien” means (i) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts (A) that are not delinquent; (B) that are not material to the business, operations, and financial condition of any Seller Party so encumbered, either individually or in the aggregate; and (C) that not resulting from a breach, default, or violation any Seller Party of any Contract or Law; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established in accordance to U.S. GAAP).

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(u)	“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(v)	“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

(w)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(x)	“Subsidiary” or “Subsidiaries” means one or more entities of which at least ten percent (10%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

(y)	“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any Liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax, or additional amount imposed with respect thereto.

(z)	“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(aa)	“Transaction Documents” means this Agreement, the Assignment, and any other certificate, agreement, or document entered into or delivered in connection with the transactions as contemplated herein or therein.

(bb)	“Transactions” means the transactions contemplated by the Transaction Documents.

(cc)	“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal Representatives, administrators, successors, and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented, or modified from time-to-time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each mean “to, but excluding”; (xi) references herein to any Law or any license mean such Law or license, as amended, modified, codified, reenacted, supplemented, or superseded in whole or in part, and in effect from time-to-time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

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Article II. The Transactions

Section 2.01 The Acquisition. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller, who holds all of the Membership Interests, comprising one hundred percent (100%) of the Company’s equity interests, shall sell, assign, transfer, and deliver to Buyer all of the Membership Interests, free and clear of all Liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description. The purchase price for the Membership Interests shall be the sum of $1,015,000 (the “Purchase Price”).

Section 2.02 Closing. The closing of the Transactions (the “Closing”) shall occur on the Closing Date immediately following the execution of this Agreement, via the exchange of electronic documents and other items as required herein.

Section 2.03 Deliverables at the Closing. At the Closing, the Seller shall deliver to Buyer a membership interest assignment in the form as attached hereto as Exhibit A (the “Assignment”) duly completed and executed by Seller. At the Closing, Buyer shall issue the pay the Purchase Price to the Seller via wire transfer pursuant to instructions provided by the Seller to the Buyer.

Section 2.04 Additional Actions; Documents. At the Closing, the Buyer shall be admitted as a member of the Company, and shall become the Manager of the Company, and the Buyer shall amend the Operating Agreement of the Company to reflect the same. At and following the Closing, each of the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to or following the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the Transactions.

Section 2.05 Conveyance Taxes. Seller will pay all income, gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred by Seller Party as a result of the Transactions.

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Article III. Representations and Warranties of the Seller Parties

As an inducement to, and to obtain the reliance of Buyer, the Seller Parties, jointly and severally, represent and warrant to Buyer as follows:

Section 3.01 Existence and Power.

(a)	The Company is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the state of [ ], and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets. The Company has full limited liability company power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

(b)	Seller is a limited liability company, duly organized, validly existing, and in good standing under the Laws of the state of [ ], and has the limited liability company power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and as now proposed to be conducted and to own or lease its properties and assets.

Section 3.02 Due Authorization. The execution, delivery, and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of the Company Organizational Documents (as defined below). The Company has taken all actions required by Law, the Company Organizational Documents or otherwise to authorize the execution, delivery, and performance of this Agreement and to consummate the Transactions. None of the execution, delivery nor performance by any of the Seller Parties of any of the Transaction Documents to which any of them are a party requires any consent, approval, license, or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority.

Section 3.03 Valid Obligation. This Agreement and all Transaction Documents executed by each Seller Party in connection herewith constitute the valid and binding obligations of each Seller Party, as applicable, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04 No Conflict With Other Instruments. None of the execution, delivery or performance by any Seller Party of this Agreement or any other Transaction Document to which it is a party does or will (a) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to any Seller Party; (b) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of any Seller Party or require any payment or reimbursement or to a loss of any material benefit relating to the business of any Seller Party are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon any Seller Party or by which any of the assets of any Seller Party is or may be bound or any Permit; (c) result in the creation or imposition of any Lien on any of the Membership Interests; (d) cause a loss of any material benefit relating to the business of any Seller Party or any of the assets to which any Seller Party are entitled under any provision of any Permit or Contract binding upon any Seller Party; or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the assets to be held by the Company as of the Closing, in the cases of (a) to (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 3.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by any Seller Party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

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Section 3.06 Authorized Capital.

(a)	The Membership Interests comprise 100% of the membership interests of the Company, and Seller owns 100% of the Membership Interests, free and clear of all Liens.

(b)	The Company has no Derivatives or commitments to issue any Equity Securities of the Company or Derivatives, and there are no outstanding securities convertible or exercisable into or exchangeable for Membership Interests or any other Equity Security of the Company.

(c)	Other than the Company Organizational Documents, there is no voting trust, agreement, or arrangement among any of the beneficial holders of Membership Interests affecting the nomination or election of managers, directors, or officers of the Company or the exercise of the voting rights of Membership Interests.

(d)	The offer, issuance, and sale of such shares of Membership Interests were (a) exempt from the registration and prospectus delivery requirements of the Securities Act; (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities Laws; and (c) accomplished in conformity with all other applicable securities Laws. None of such shares of Membership Interests are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” Law.

Section 3.07 Validity of Interests. The Membership Interests to be delivered at the Closing shall be duly and validly issued, fully paid, and non-assessable and free and clear of any Liens.

Section 3.08 Title to and Issuance of the Membership Interests. Seller is the record and beneficial owner and holder of the Membership Interests, free and clear of all Liens. None of the Membership Interests is subject to pre-emptive or similar rights, either pursuant to any the Company Organizational Document, requirement of Law, or any contract, and no Person has any pre-emptive rights or similar rights to purchase or receive any Membership Interests or other interests in the Company from Seller.

Section 3.09 Charter Documents. Seller has provided to Buyer true and correct copies of the Articles of Organization of the Company, the Operating Agreement of the Company and the other organizational documents and the minute books of the Company as in effect on the Closing Date (collectively, the “Company Organizational Documents”) and such copies are each true and complete copies of such instruments, as amended and in effect on the Closing Date. No Seller Party has taken any action in violation or derogation of its organizational Documents.

Section 3.10 Company Records. All proceedings of the manager and member of the Company occurring since its formation, are maintained in the Ordinary Course of Business. The register of members or the equivalent documents of the Company are complete and accurate. The register of members or the equivalent documents and minute book records of the Company relating to all issuances and transfers of Equity Securities by the Company, and all proceedings of the manager and members of the Company, have been made available to Buyer, and are true, correct, and complete copies of the original register of members or the equivalent documents and minute book records of the Company.

Section 3.11 Assumed Names. Other than as set forth in the Company Organizational Documents, the Company does not use any assumed or “doing business as” names currently and has not within two (2) years prior to the Closing Date assumed or “doing business as” names.

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Section 3.12 Subsidiaries. the Company has no Subsidiaries and does not own any Equity Securities of any other Person.

Section 3.13 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the Knowledge of Seller, threatened by or against the Company or affecting the Company or its properties, at Law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the Knowledge of Seller, there is no default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 3.14 Compliance with Laws.

(a)	Each of Seller and the Company has complied in all material respects, and are now complying in all material respects, with all Laws applicable to it or its business, properties or assets. All prior issuances of securities of the Company have been exempt from registration under the Securities Act.

(b)	All material Permits required for the Company to conduct its business have been obtained by the Company, and are valid and in full force and effect, except as would reasonably be expected to result in a Material Adverse Effect on the Company. All fees and charges with respect to such Permits have been paid in full. To the Knowledge of Seller, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit material to the operations of the Company. No Seller Party has received any notice of proceedings relating to the revocation or modification of any such Permit.

(c)	Neither Seller nor the Company is, and neither has been, and the past and present officers, members, managers and affiliates of the Company or Seller are not and have not, been the subject of, nor does any officer, member, manager or affiliate of Seller or the Company have any reason to believe that Seller or the Company or any of their respective officers, members, managers or Affiliates will be the subject of (i) any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of Laws, or (ii) any civil, criminal or administrative investigation or proceeding brought by any federal or state agency.

Section 3.15 General Compliance. To the Knowledge of Seller, each of Seller and the Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by Seller or the Company under), nor has Seller or the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) in violation of any judgment, decree or order of any court, arbitrator or other Governmental Authority; or (iii) or has not been, in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local Laws relating to Taxes, registration as a charitable organization, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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Section 3.16 Condition and Sufficiency of Assets. Except for ordinary wear and tear, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company (the “Tangible Personal Property”) are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles, and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the conduct of the Company’s business as conducted as of the Closing and constitute all of the rights, property, and assets necessary to conduct the business of the Company as conducted as of the Closing Date.

Section 3.17 Properties; Title to the Company’s Assets.

(a)	Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, the material items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of the Company.

(b)	The Company has good, valid and marketable title in and to all of its assets. No such asset is subject to any Liens other than Permitted Liens. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate its business immediately after the Closing in the same manner as the business is currently being conducted.

Section 3.18 Certain Business Practices. None of Seller, the Company, any director, officer, agent, manager or employee of Seller or the Company, in their capacities as such, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. None of Seller, the Company, any; director, officer, agent, manager or employee of Seller or the Company, in their capacities as such, (nor any Person acting on behalf of any of the foregoing) has, since September 2015, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, in each case, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business of the Company that could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

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Section 3.19 Tax Matters.

(a)	the Company is a single member limited liability company, and, therefore, is disregarded for federal income tax purposes.

(b)	Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on any of Seller or the Company, (i) the Company has reported or caused the reporting of all federal and state income tax taxable attributes of each of itself and Seller on Tax Returns which are required to be filed respect to federal and state income tax taxable attributes arising in respect of the said entities, and has paid all Taxes which have become due in respect of the said taxable attributes of said entities, if any; (ii) all such Tax Returns are true, correct, complete and accurate and disclose all Taxes required to be paid; (iii) all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending, proposed in writing or threatened with respect to Taxes attributable to its own taxable attributes or the taxable attributes of Seller or the Company or for which a Lien may be imposed upon any of its own assets or the assets of Seller or the Company; (v) no statute of limitations in respect of the assessment or collection of any Taxes attributable to its own federal or state taxable attributes, or those of Seller or the Company for which a Lien may be imposed on any of said parties’ assets has been waived or extended, which waiver or extension is in effect, except for any automatic extensions of time to file Tax Returns obtained in the Ordinary Course of Business; (vi) the Company has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes attributable to its own taxable attributes and to those of Seller and the Company in all material respects and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including federal and state income, social, security and other payroll Taxes) required to be withheld or collected in respect of its own taxable attributes, as well as those of Seller and the Company; (vii) to the Knowledge of Seller, Seller and the Company, no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the securities of the Company to Buyer pursuant to this Agreement or otherwise with respect to or as a result of any transaction contemplated by this Agreement; (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of its own assets or those of Seller, or the Company as of the Closing Date and there will be no Lien (other than Permitted Liens) for Taxes upon any of its own assets or those of Seller, or the Company as of the Closing Date; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to itself, Seller, or the Company; (x) no claim has been made by a Taxing Authority in a jurisdiction in which the Company has not paid or caused the payment of any tax or has not filed or caused the filing of any Tax Returns in respect of its own taxable attributes or those of Seller, or the Company, asserting that the Company or Seller is or may be subject to Tax in any such jurisdiction; (xi) there is no outstanding power of attorney from the Company with respect to itself, or with respect to Seller, authorizing anyone to act with respect to any of said entities in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return with respect to the taxable attributes of Seller or the Company; (xii) the Company is not now nor has it ever been a party to any Tax sharing or Tax allocation Contract respective to its own taxable attributes or those of Seller, other than any customary commercial contract the principal subject of which is not Taxes; and (xii) none of Seller or the Company is currently, and none has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return of the Company with respect to its own taxable attributes and those of Seller, and the Company.

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(c)	The unpaid Taxes attributable to its own taxable attributes and those of Seller, and the Company for the current fiscal year (i) did not, as of the most recent fiscal month end, exceed any reserve for Tax liability (other than any reserve for deferred Taxes as may have been established to reflect timing differences between book and Tax income) set forth on the Financial Statements; and (ii) will not exceed any such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(d)	No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(e)	As of the Closing Date, there are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of Seller or the Company.

(f)	None of Seller or the Company is a party to, or bound by, any Tax indemnity, Tax-sharing or Tax allocation agreement. None of Seller or the Company is a party to, or bound by, any closing agreement or offer in compromise with any taxing authority. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to and of Seller or the Company.

(g)	Other than as it would relate to the inclusion of the applicable of their respective taxable attributes in the Tax Return of the Company or Seller, neither Seller nor the Company is nor have either been a member of any other affiliated, combined, consolidated or unitary Tax group for Tax purposes. None of Seller or the Company has any Liability for Taxes of any Person (except with respect to the taxable attributes of Seller and the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by Contract, or otherwise. the Company has not agreed to make, nor has there been any requirement to make, in respect of itself, or Seller any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state, local or foreign Tax Laws by reason of a change in accounting method or otherwise. The Company has not taken any action respect to itself or Seller that could defer a Liability for Taxes in respect of itself, Seller or the Company from any period prior to the Closing to any period following the Closing.

(h)	None of the Company or Seller is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. None of Seller or the Company is and has never been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code. None of Seller or the Company has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. None of Seller or the Company is or has been a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of any of Seller or the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(i)	None of Seller or the Company have entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. None of Seller or the Company has transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

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(j)	None of the assets of Seller or the Company is property that any of them, respectively, is required to treat as being owned by any other person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

Section 3.20 Controls. the Company maintains a system of internal accounting controls appropriate for its size. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed by the Company in its financial statements or otherwise that would be reasonably likely to have a Material Adverse Effect on the Company.

Section 3.21 Foreign Corrupt Practices. Neither the Company, nor, to the Knowledge of Seller, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from Company funds; (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

Section 3.22 Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable money laundering Laws in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Company with respect to such Laws is pending or, to the Knowledge of Seller, threatened. The Company is in compliance with, and has not previously violated, the USA PATRIOT ACT of 2001 and all other applicable U.S. and non-U.S. anti-money laundering Laws and regulations, including, but not limited to, the Laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

Section 3.23 Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the Knowledge of Seller, any of the officers, directors, employees, agents or other representatives of Seller or the Company or any other business entity or enterprise with which Seller or the Company is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of Seller or the Company.

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Section 3.24 No Disqualification Events. None of Seller, the Company, any of their predecessors, any affiliated issuer, any director, executive officer, other officer of Seller or the Company, any beneficial owner of twenty percent (20%) or more of Seller or the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Seller or the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 3.25 Approval of Agreement. The Manager of the Company and Seller as the sole member of the Company have each authorized the execution and delivery of this Agreement by the Company and have approved this Agreement and the Transactions.

Section 3.26 Disclosure. All disclosure provided to Buyer regarding the Company, its business and Transactions, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that such information shall not be deemed to amend or modify the representations and warranties of the Seller Parties as set forth herein unless specifically so provided herein.

Section 3.27 No Brokers. No Seller Party has retained any broker or finder in connection with any of the Transactions, and no Seller Party not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

Article IV. Representations and Warranties of Buyer

As an inducement to, and to obtain the reliance of the Company and Seller, Buyer represents and warrants to the Company and Seller as follows:

Section 4.01 Existence and Power. Buyer a registered series of McQueen Labs Series, LLC, a Delaware series limited liability company, and is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, violate any provision of organizational documents of Buyer as in effect on the Closing Date (the “Buyer Organizational Documents”). Buyer has taken all action required by Law, Buyer Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and Buyer has full power, authority, and legal right and has taken all action required by Law, Buyer Organizational Documents or otherwise to consummate the Transactions.

Section 4.02 Due Authorization. The execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not, violate any provision of Buyer Organizational Documents. Buyer has taken all actions required by Law, Buyer Organizational Documents, or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions.

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Section 4.03 Valid Obligation. This Agreement and all agreements and other documents executed by Buyer in connection herewith constitute the valid and binding obligations of Buyer, enforceable in accordance with its or their terms, except as may be limited the Enforceability Exceptions.

Section 4.04 No Conflict With Other Instruments. The execution of this Agreement by Buyer and the consummation of the Transactions by Buyer will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or to which any of its assets, properties or operations are subject.

Section 4.05 Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Buyer requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

Section 4.06 Investment Representations.

(a)	Buyer understands and agrees that the consummation of this Agreement including the delivery of the Membership Interests to Buyer as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Membership Interests are being acquired for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)	Buyer understands that the Membership Interests are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Membership Interests.

(c)	Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Membership Interests which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer is aware that an investment in the Membership Interests involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to the purchase of the Membership Interests.

(d)	Buyer has adequate means of providing for Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Membership Interests for an indefinite period of time, and after purchasing the Membership Interests Buyer will be able to provide for any foreseeable current needs and possible personal contingencies. Buyer must bear and acknowledges the substantial economic risks of the investment in the Membership Interests including the risk of illiquidity and the risk of a complete loss of this investment.

(e)	Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Membership Interests.

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(f)	Buyer understands that: (i) the Membership Interests have not been and are not being registered under the Securities Act or any state or foreign securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii), neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market or resale for the Membership Interests, nor can there be any assurance that the Membership Interests will be freely transferable at any time in the foreseeable future.

(g)	Buyer understands that the certificates or other instruments representing the Membership Interests shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Section 4.07 Approval of Agreement. The Manager of Buyer has authorized the execution and delivery of this Agreement by Buyer and has approved this Agreement and the Transactions.

Section 4.08 No Brokers. Buyer has not retained any broker or finder in connection with any of the Transactions, and Buyer has not incurred or agreed to pay, or taken any other action that would entitle any Person to receive, any brokerage fee, finder’s fee or other similar fee or commission with respect to any of the Transactions.

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Article V. Miscellaneous

Section 5.01 Reliance. The Parties acknowledge and agree that, notwithstanding any investigation made by Buyer or any of its Representatives, or any rights to conduct such investigations, and notwithstanding any knowledge of facts determined or determinable by Buyer as a result of such investigation or right of investigation, and notwithstanding any statements of Buyer, including any press releases or other disclosures or statements made by Buyer or any of its Representatives, Buyer has the unqualified right to rely upon the representations and warranties made by the Seller Parties in this Agreement or in any other Transaction Documents. All representations and warranties of the Seller Parties made in this Agreement or pursuant hereto, or in any other Transaction Documents, shall survive, and shall not be affected by any such investigation, knowledge or statements.

Section 5.02 Governing Law; Jurisdiction.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural Laws of the State of Florida, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Florida.

(b)	Each of the Parties hereby irrevocably submits to the personal jurisdiction of the courts of the State of Florida or the United States Federal Courts, in each case sitting in Broward County, Florida (the “Selected Courts”) in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in or contemplated by this Agreement, and in respect of the Transactions, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Selected Courts or that any Selected Court is an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Selected Court, and each of the Parties hereto irrevocably agrees that all claims, actions, suits and proceedings or other causes of action (whether at Law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the Transactions, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Selected Courts. Each of the Parties hereby consents to and grants any such Selected Court jurisdiction over the person of such Party and, to the extent permitted by Law, over the subject matter of such dispute and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner as may be permitted by Law shall be valid, effective and sufficient service thereof.

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Section 5.03 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.03. Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 5.04 Limitation on Damages. In no event will any Party be liable to any other Party under or in connection with this Agreement or in connection with the Transactions for special, general, indirect or consequential damages, including damages for lost profits or lost opportunity, even if the Party sought to be held liable has been advised of the possibility of such damage.

Section 5.05 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.06 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM Central Standard Time on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective Parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

If to Buyer, to:

McQueen Labs Series LLC – Series [  ] - [  ]

Attn: Legal

2045 NW 1st Ave, Miami, FL 33127, USA

Email: legal@mcqmarkets.com

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If any Seller Party, to:

[  ]

[  ]

[  ]

Email: [  ]

Section 5.07 Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.08 Third Party Beneficiaries. This contract is strictly between the Parties, and except as specifically provided herein, no other Person and no director, officer, members, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.09 Expenses. Subject to Section 5.07, and other than as specifically set forth herein, whether or not the Transactions are consummated, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Transactions.

Section 5.10 Entire Agreement. This Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.11 Survival. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the Transactions for a period of two years.

Section 5.12 Amendment; Waiver.

(a)	This Agreement cannot be amended, except by a writing signed by each of the Parties and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)	Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

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Section 5.13 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 5.14 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 5.15 No Assignment or Delegation. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, in each case whether by operation of law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 5.16 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Seller Party and Buyer shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the Transactions shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the Transactions.

Section 5.17 Further Assurances. From and after the Closing Date, each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the Transactions.

Section 5.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Closing Date.

McQueen Labs Series LLC – Series [ ] - [ ]

By:
Name:	Curtis Hopkins
Title:	Manager

[ ] – [MONTANA LLC]
By:	[ ]
As [sole member and Manager]

By:
Name:	[ ]
Title:	[ ]

[Seller]

By:
Name:	[ ]
Title:	[ ]

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Exhibit A

Assignment of Membership Interests

Dated as of [  ]

This Assignment of Membership Interests (“Assignment”), dated as of the date set forth above, is entered into by and between [  ] (“Assignor”), and McQueen Labs Series LLC – Series [  ] - [  ], a Delaware corporation (“Assignee”).

Assignor currently holds one hundred percent (100%) of the membership interests of [  ] – [MONTANA LLC], a [Montana]limited liability company (the “Company”).

Assignor, for and in consideration of [the sum of [$ ]/the Promissory Note, attached hereto as Attachment 1], and other good and valuable consideration received from or on behalf of the Assignee at or before the ensealing and delivery of these presents, the receipt and sufficiency whereof is hereby acknowledged, now hereby assigns, transfers, and sets over unto the Assignee all right, title, and interest in one hundred percent (100%) of the membership interests in the Company held by Assignor, constituting one hundred percent (100%) of the overall membership interests in the Company (the “Transferred Interests”), which such Transferred Interests have been delivered to Assignee on the date hereof, to have and to hold the same unto the Assignee, the Assignee’s legal representatives, successors, and assigns forever.

Assignor, in connection with Assignor’s assignment of the Transferred Interests, does hereby warrant, covenant, and agree with the Assignee that Assignor has good right and authority to execute this Assignment and Assignor is the sole beneficial owner of the Transferred Interests as of the date hereof.

IN WITNESS WHEREOF, the Assignor and Assignee have each caused this Assignment to be executed on the date first set forth above.

[Signatures appear on following page]

Exhibit A- Page 1

Signed, sealed and delivered in the presence of:

Witnesses:	Assignor: [ ]

By:
	Name:	[ ]
Print Name: ________________________	Title:	[ ]

Assignee: McQueen Labs Series LLC – Series [ ] - [ ]

Print Name: ________________________
By:
	Name:	Curtis Hopkins
	Title:	Manager

Agreed and accepted:

[ ] – [MONTANA LLC]

By:	[ ]
As [sole member and Manager of the Company]

By:
Name:	[ ]
Title:	[ ]

Exhibit A- Page 2

Attachment 1 to Exhibit A

MCQUEEN LABS SERIES LLC – SERIES [  ] – [  ]

PROMISSORY NOTE

Principal Amount:	$ [ ]	San Francisco, CA

Borrower:	McQueen Labs Series LLC – Series [ ] – [ ]	Lender Name:
	2045 NW 1st Ave. Miami, FL 33127	Address:

Lender: [  ]

CONTINGENT PROMISE TO PAY: Subject to the contingencies and adjustments set forth below, McQueen Labs Series LLC – Series [  ] – [  ], a Delaware limited liability company (“Borrower” or the “Company”) promises to pay to [  ] (“Lender”), the principal amount of $[  ]U.S. Dollars or such lesser amount as actually loaned by Lender to Borrower under this promissory note (the “Note”). This will be a non-interest bearing Note. The Company will pay Lender via ACH or Wire Transfer to Lender’s account, such account information to be provided by Lender at time of payment.

PROCEEDS OF THE NOTE: This Note is being issued by the Borrower for the specific purpose of acquiring the Borrower’s Underlying Asset. The proceeds of this Note will be used in accordance with the Company’s Offering Circular.

PAYMENTS OF PRINCIPAL AND INTEREST:

Interest – The Note bears no interest.

Principal – All unpaid principal balance of this Note due and owing to Lender, as it may be adjusted in the manner set forth below, will be due and payable at the earlier of: (i) 10 days following the Borrower closing on the Maximum Offering Amount of $[  ] in accordance with the Company’s Offering Circular, or (ii) 180 days following the date of the Membership Interest Purchase Agreement (the “Maturity Date”). The Maturity Date may, upon written request from Borrower and written acceptance by Lender, be extended for additional 90 day terms, unless Lender declines to accept the written request. Lender may decline to accept the written request from Borrower and if Lender does not accept Borrower’s written request to extend the Maturity Date, the original Maturity Date will not be changed.

Notwithstanding any other provision contained herein, Borrower shall have the right to prepay any or all of the principal and outstanding interest owed hereunder at any time without penalty or premium.

Form of Repayment of Principal – Lender may elect to accept repayment in any combination of cash or Class A Units (the “Units”), at a price of $20 per Unit in accordance with the Company’s Offering Circular, (i) in no case to exceed $[  ] cash or [  ]Units if repayment is taken in a single form of either cash or Units, or, (ii) any combination of the preceding forms of repayment, in $20 Unit intervals for the portion of the Principal Amount that is accounted for in Units. Lender may elect to take some of all of the Principal Amount in Units prior to the Maturity Date, but may not request any repayment in cash before that time. Any repayment in Units will be done pursuant to the Subscription Agreement incorporated into the Company’s Offering Statement as Exhibit 4.1, and will reflect the Company’s election to accept less than the minimum investment cash amount as consideration for purchase of Units in the offering described therein.

NONRECOURSE: The Lender acknowledges and agrees that the Note is unsecured and is made without recourse to the Lender.

GOVERNING LAW: This Note has been drawn in and will be governed by the laws of the State of Delaware.

Exhibit A- Page 3

COMMERCIAL LOAN: This is a commercial loan, and the proceeds of this loan will only be used for business purposes. This transaction is not a consumer transaction subject to Delaware law, Federal Reserve Board Regulations, or any other “consumer protection” statues, regulations, or restrictions, without exception.

INCORPORATION OF ALL DISCUSSIONS: This Note supersedes all discussions and negotiations between Lender and Lender concerning repayment of the indebtedness evidenced hereby.

ILLEGALITY: If any provision of this Note is held by a court of competent jurisdiction to be illegal or unenforceable, such provision will be deemed limited or excised from this Note to the least degree necessary to give effect to the intentions of the parties as expressed in this Note.

SUCCESSOR INTERESTS: The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and will inure to the benefit of Lender and its successors and assigns.

BORROWER:

McQueen Labs Series LLC – Series [ ] – [ ]

Signature:
Name:	Curtis Hopkins
Title:	Manager

Date (mm/dd/yyyy): _________________________________________

Witness countersignature (Lender):

[ ]

By:
Name:	[ ]
Title:	[ ]

Exhibit A- Page 4